August 24, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:

We have read the statements made by Credit Suisse Asset
Management Income Fund, Inc. (copy attached), which we understand will be filed with the Securities and Exchange
Commission, pursuant to item 77-K of Form N-SAR, as part of the Form N-SAR of Credit Suisse Asset Management Income
Fund Inc. dated August 24, 2015. We agree with the statements concerning our Firm in such Form N-SAR.


Very truly yours,


PricewaterhouseCoopers LLP